UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2021

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State of other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue Spokane, Washington 99202-2600

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 509-489-0500

Web site: http://www.myavista.com

None
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock	AVA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01 Other Events.

On January 29, 2021, Avista Corporation (Avista Corp. or the Company) filed electric and natural gas general rate cases with the Idaho Public Utilities Commission (IPUC or Commission). The general rate cases are two-year rate plans and, if approved, a Tax Customer Credit would allow the Company to recover capital costs with little to no impact to customer bills in the first year.

The proposed rates are designed to increase annual base electric revenues by $24.8 million (or 10.1 percent), effective September 1, 2021 and $8.7 million (or 3.2 percent) effective September 1, 2022. The Company, however, is proposing to apply a Tax Customer Credit that would fully offset the September 1, 2021 increase, resulting in no initial bill change for customers.

For natural gas, the proposed rates are designed to increase annual base natural gas revenues by $0.1 million (or 0.1 percent) effective September 1, 2021 and $1.0 million (or 2.2 percent) effective September 1, 2022. The Tax Customer Credit for natural gas would more than fully offset the September 1, 2021 increase, resulting in an initial rate reduction for all customers.

The proposed electric and natural gas revenue increases are based on a 9.9 percent return on equity with a common equity ratio of 50 percent and a rate of return on rate base of 7.3 percent. Capital investments in infrastructure, system maintenance, wildfire resiliency measures and increased power supply costs were the main drivers of the general rate cases.

As a part of the two-year rate plan, if approved, Avista Corp. would not file a new general rate case for a new rate plan to be effective prior to September 1, 2023.

The IPUC has up to nine months to review the general rate case filings and issue a decision.

Tax Customer Credit

To mitigate the proposed base rate increase on customers, the Company is proposing a Tax Customer Credit. During 2020, the Company identified that there was opportunity to change the current methodology related to the treatment of certain tax items, whereby certain tax benefits could be passed along to customers over a shorter timeframe than over the life of those long-lived assets, as is the current practice. For Idaho, the total is $31.3 million (electric) and $12.1 million (natural gas). The proposed amortization of the electric tax benefits would offset the Company’s base electric rate relief requested in its entirety for the first proposed rate year (September 1, 2021) until approximately November 30, 2022. For natural gas customers, the Company proposes to begin amortizing the natural gas tax benefits beginning September 1, 2021 over a 10-year period.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date:	February 3, 2021	/s/ Mark T. Thies
Mark T. Thies
Executive Vice President,
Chief Financial Officer, and Treasurer